UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 25, 2004

NEXTEL PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29633	91-1930918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Carillon Point
Kirkland, Washington 98033
(425) 576-3600

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Item 5. Other Events and Regulation FD Disclosure.

On June 25, 2004, Nextel Partners, Inc. (the “Company”) announced that Vice President and Chief Operating Officer, Perry Satterlee, will be leaving the Company effective mid-July.  Additionally, the Company announced that in connection with Mr. Satterlee’s departure, Jim Ryder will become Vice President of Sales and Marketing and Philip Gaske will assume the position of Vice President of Customer Care for the Company.  A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.

Date: June 25, 2004	By:	/s/ John Chapple
John Chapple
President, Chief Executive Officer and
Chairman of the Board of Directors

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release, dated June 25, 2004, issued by Nextel Partners, Inc.